EXHIBIT 99.1
For further information contact:
Michael Garone, Chief Financial Officer
973-532-8005 or mgarone@emisphere.com
Adam Friedman, Adam Friedman Associates
212-981-2529, extension 18 or adam@adam-friedman.com
EMISPHERE TECHNOLOGIES, INC. ANNOUNCES 2008
FOURTH QUARTER AND YEAR END FINANCIAL RESULTS
Conference Call/Webcast to be held Tuesday, March 10, 2009 at 10:00 AM EDT
CEDAR KNOLLS, N.J., March 10, 2009 — Emisphere Technologies, Inc. (NASDAQ: EMIS) today announced its financial results for the fourth quarter and year ended December 31, 2008. Emisphere will host a conference call to discuss fourth quarter and year end results at 10:00 AM EDT Tuesday, March 10, 2009.
The live webcast of the conference call can be accessed through the company’s web site at: www.emisphere.com. The live conference call dial-in number is: 1-877-857-6151 (United States and Canada) or 1-719-325-4791 (International). In addition, an archive of the webcast can be accessed through the same link; an audio replay of the call will be available following the conference call by calling 1-888-203-1112 (United States and Canada) or 1-719-457-0820 (International). The conference replay PIN is 6087419.
FOURTH QUARTER 2008 FINANCIAL RESULTS
Emisphere reported a net loss of $7.7 million, or $0.25 per basic and diluted shares for the quarter ended December 31, 2008, including a $3.8 million one time restructuring charge associated with the closure of its research and development facility in Tarrytown, New York; compared to a net loss of $3.9 million, or $0.13 per basic and $0.18 per diluted share for the quarter ended December 31, 2007. The restructuring charge is the Company’s best estimate of costs to close the facility including severance, contract termination relating to operating leases and accelerated depreciation of leasehold improvements. Not including the one time restructuring charge, Emisphere would have reported a net loss of $3.9 million, or $0.13 per basic and diluted shares for the quarter ended December 31, 2008.
The fourth quarter operating loss, including the one time restructuring charge of $3.8 million, was $8.2 million. Excluding the one time restructuring charge, the operating loss would have been $4.4 million, compared to an operating loss of $7.5 million for the same period in 2007.
Total operating expenses, before the effect of the $3.8 million restructuring charge, were $4.4 million for the fourth quarter 2008, a decrease of $3.4 million or 43% compared to the same period in 2007. Total operating expenses include research and development costs of $2.7 million (a decrease of $1.5 million or 37% compared to the same period in 2007) and general and administrative expenses of $1.4 million (a decrease of $1.8 million or 56% compared to the same period in 2007). Other income for the fourth quarter of 2008 was $0.5 million, compared to income of $3.6 million in the fourth quarter of 2007.

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YEAR ENDED DECEMBER 31, 2008 FINANCIAL RESULTS
Emisphere reported a net loss of $24.4 million, including the $3.8 million one time restructuring charge in connection with the closure of its research and development facility in Tarrytown, New York, or $0.80 per basic and diluted share, for the year ended December 31, 2008, compared to a net loss of $16.9 million, including $11.9 million net proceeds from the settlement of the lawsuit with Eli Lilly and Company, or $0.58 per basic and $0.76 per diluted share for the year ended December 31, 2007. The net loss for year ended December 31, 2008 excluding the one time restructuring charge of $3.8 million would have been $20.6 million, compared to $28.8 million, or $8.3 million (29%) lower than the net loss for the year ended December 31, 2007, excluding $11.9 million net proceeds from the settlement of the lawsuit with Eli Lilly.
Revenue for 2008 was $0.3 million, compared to $4.1 million during 2007.
Total operating expenses were $26.6 million for the year ended December 31, 2008, including the $3.8 million one time restructuring charge in connection with the closure of the research and development facility in Tarrytown, New York, an increase of $1.8 million or 7% compared to the year ended December 31, 2007. Total operating expenses for the year ended December 31, 2008, excluding the one time restructuring charge of $3.8 million would have been $22.7 million, compared to $36.6 million operating costs, excluding $11.9 million net proceeds from the settlement of the lawsuit with Eli Lilly for the year ended December 31, 2007, a decrease of $13.9 million or 38%.
Total operating expenses include research and development costs of $12.8 million (a decrease of $8.3 million or 39% compared to 2007) and general and administrative expenses of $9.2 million (a decrease of $5.3 million or 37% compared to 2007). Other income for the year ended December 31, 2008 was $1.9 million, compared to other income of $3.7 million for the year ended December 31, 2007.
Weighted average basic and diluted shares outstanding for the year ended December 31, 2008 were 30,338,362 million, versus 29,039,101 million for basic and 29,128,013 for diluted shares for the year ended December 31, 2007.
LIQUIDITY
Cash, cash equivalents and restricted cash held as of December 31, 2008 were $7.5 million, a net decrease of $6.6 million from such amounts held on December 31, 2007.
“In response to the current economic climate, we have implemented a program of cost-control initiatives and management processes with the aim of extending the cash runway and better positioning the Company to realize the commercial promise of our Eligen® Technology,” said Michael V. Novinski, President and CEO.
In December, the Company announced measures intended to reduce cash expenditures annually by more than $11 million, a decrease of 60%. These measures, which included increased use of third-party contractors and the closing of a facility in Tarrytown, New York, are expected to be fully implemented in the second quarter of 2009 and are expected to reduce the Company’s burn rate to between $7 million to $8 million per year.
With the above cost savings, the Company anticipates that its existing capital resources are sufficient to enable it to continue operations through August 2009 without additional cash inflows.

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PRODUCT DEVELOPMENTS
The development of oral salmon calcitonin for the treatment of osteoporosis and osteoarthritis continue in collaboration with Novartis Pharma AG (Novartis) and its development partner, Nordic Bioscience. Both products are in Phase III development with over 6000 patients enrolled in three clinical studies. The osteoporosis trial is a three year trial initiated in February 2007 and the two year osteoarthritis trial beginning in May 2007 with the second two year trial for osteoarthritis initiated in June 2008. Additional evidence supporting the effectiveness of oral calcitonin using the Eligen® Technology to suppress bone resorption was published in December 2008. Novartis plans to initiate filings for both products in 2011.
The development of a new orally bioavailable PTH formulation in collaboration with Novartis continues in Phase I. Data supporting this formulation were announced in the third quarter 2008 with development plans continuing. The initial trial reported no significant adverse affects, no hypocalcaemia, and no drug-exposure related discontinuation.
Emisphere announced an exclusive Development and License Agreement to develop and commercialize oral formulations of Novo Nordisk’s proprietary GLP-1 receptor agonists in June 2008, which have the potential of treating Type 2 diabetes using the company’s Eligen® Technology. Supporting the use of Eligen® with GLP-1, Emisphere announced findings from a clinical study in June 2008 assessing the oral delivery of GLP-1 peptide safely and effectively. The study used a delivery-agent-based approach using Emisphere’s Eligen® Technology, and was conducted at University Hospital in Basel, Switzerland by Christoph Beglinger, M.D., of the Clinical Research Center, Department of Biomedicine Division of Gastroenterology, and Department of Clinical Pharmacology and Toxicology at the hospital. This was Professor Beglinger’s second clinical study of the compound, and it confirmed his earlier results that SNAC allows for rapid oral absorption of GLP-1.
In July 2008, Emisphere announced encouraging data supporting a potential new oral formulation of a more bioavailable oral vitamin B12. These results demonstrated in healthy volunteers that the Eligen® B12 formulation avoids the normal specialized absorption process for B12. Serum cobalamin levels were ten fold higher in individuals than those taking the current commercial B12 formulation and a greater than 90% reduction in absorption time was seen. The company is initiating a further study in B12 deficient individuals in the first quarter of 2009. Application of the Eligen® Technology to improve the absorption of essential vitamins and nutrients can accelerate the commercialization of the technology and improve vitamin B12 supplementation for individuals consuming either mega doses of currently available oral B12 formulations or many of the 40 million B12 injections given annually in the United States. It also indicates the potential application to other difficult to absorb essential nutrients and supplements.
The company is continuing with a number of pre-clinical programs in collaboration with other companies as well as projects on its own using the Eligen® Technology to improve the oral absorption of selected molecules.
“We continue to be very encouraged and enthusiastic with the supporting data and information that is being generated and published from those programs and collaborations using our Eligen® Technology. We believe it underscores the value of Emisphere and the future products using our technology,” stated Novinski.
ABOUT EMISPHERE TECHNOLOGIES, INC.
Emisphere is a biopharmaceutical company that focuses on a unique and improved delivery of therapeutic molecules using its Eligen® Technology. These molecules and compounds could be currently available or in development. Such molecules are usually delivered by injection; in many cases, their benefits are limited due to poor bioavailability, slow on-set of action or variable absorption. The Eligen® Technology can be applied to the oral route of administration as well other delivery pathways, such as buccal, rectal, inhalation, intra-vaginal or transdermal. The company’s website is: www.emisphere.com.
Safe Harbor Statement Regarding Forward-Looking Statements
The statements in this release and oral statements made by representatives of Emisphere relating to matters that are not historical facts (including without limitation those regarding the timing or potential outcomes of research collaborations or clinical trials, any market that might develop for any of Emisphere’s product candidates and the sufficiency of Emisphere’s

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cash and other capital resources) are forward-looking statements that involve risks and uncertainties, including, but not limited to, the likelihood that future research will prove successful, the likelihood that any product in the research pipeline will receive regulatory approval in the United States or abroad, the ability of Emisphere and/or its partners to develop, manufacture and commercialize products using Emisphere’s drug delivery technology, Emisphere’s ability to fund such efforts with or without partners, and other risks and uncertainties detailed in Emisphere’s filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in Emisphere’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 17, 2008, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 7, 2008 (file no. 000-17758), for the quarter ended June 30, 2008, filed on August 11, 2008 (file No. 000-17758), and for the quarter ended September 30, 2008, filed on November 6, 2008 (000-17758).
Presentation of Financial Information
To supplement its condensed financial statements presented in accordance with US GAAP, the company is providing a comparison of operating results describing net loss and operating expenses which removed the one-time nonrecurring restructuring charge or the benefit received from the settlement of the lawsuit with Eli Lilly. The Company believes that this presentation of net loss and operating expense provides useful information to both management and investors concerning the approximate impact of these one-time nonrecurring items. The Company also believes that considering the effect of these items allows management and investors to better compare the Company’s financial performance from period to period and to better compare the Company’s financial performance with that of its competitors. The presentation of this additional information is not meant to be considered in isolation of, or as a substitute for, results prepared in accordance with US GAAP.

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EMISPHERE TECHNOLOGIES, INC.
CONDENSED STATEMENTS OF OPERATIONS
For the three months and twelve months ended December 31, 2008 and 2007
(in thousands, except share and per share data)
(unaudited)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue	$5	$299	$251	$4,077

Costs and expenses:
Research and development	2,685	4,228	12,785	21,076
General and administrative expenses	1,431	3,263	9,167	14,459
Gain/loss on disposal of fixed assets	—	35	(135)	35
Depreciation and amortization	273	233	914	1,048

Total costs and expenses	4,389	7,759	22,732	36,618

Income from settlement of lawsuit:
Proceeds from settlement of lawsuit	—	—	—	18,000
Expenses from settlement of lawsuit	—	—	—	(6,110)

Net proceeds from settlement of lawsuit	—	—	—	11,890
Restructuring Charge	3,831	—	3,831	—
Bad debt expense	9	—	9	—

Operating (loss) income	(8,224)	(7,460)	(26,320)	(20,651)

Other income and (expense):
Change in fair value of derivative instruments	978	3,956	2,220	5,057
Investment and other income	315	296	1,168	1,281
Sale of patents	—	—	1,500	—
Interest expense, net	(773)	(684)	(2,955)	(2,615)

Total other income (expense)	520	3,568	1,933	3,723

Net (loss) income	$(7,704)	$(3,892)	$(24,388)	$(16,928)

Net (loss) income per share, basic	$(0.25)	$(0.13)	$(0.80)	$(0.58)

Net (loss) income per share, diluted	$(0.25)	$(0.18)	$(0.80)	$(0.76)

Weighted average shares outstanding, basic	30,341,078	30,333,722	30,337,442	29,039,101

Weighted average shares outstanding, diluted	30,341,078	30,339,491	30,337,442	29,128,013

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EMISPHERE TECHNOLOGIES, INC.
CONDENSED BALANCE SHEETS
December 31, 2008 and December 31, 2007
(in thousands, except share and per share data)

	December 31, 2008	December 31, 2007
	(unaudited)	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$7,214	$3,938
Short-term investments	—	9,916
Accounts receivable	232	240
Prepaid expenses and other current assets	273	1035

Total current assets	7,719	15,129
Equipment and leasehold improvements, net	465	2,074
Purchased technology, net	1,316	1,555
Restricted cash	255	246
Other assets	421	477

Total assets	$10,176	$19,481

Liabilities and Stockholders’ Deficit:
Current liabilities:
Notes Payable, current	$12,011	—
Accounts payable and accrued expenses	2,361	$2,874
Derivative instruments	267	2,487
Deferred revenue, current	87	73
Restructuring charge, current	927	—
Other current liabilities	20	73

Total current liabilities	15,673	5,507
Notes payable, non-current	18,209	27,320
Restructuring charge, non-current	1,953	—
Deferred revenue, non-current	11,240	—
Deferred lease and other liabilities	129	328

Total liabilities	47,204	33,155

Stockholders’ deficit:
Preferred stock, $.01 par value; authorized 1,000,000 shares; none issued	—	—
Common stock, $.01 par value; authorized 100,000,000 shares; issued 30,630,810 shares (30,341,078 outstanding) as of December 31, 2008; and issued 30,626,660 shares (30,336,928 outstanding) as of December 31, 2007	306	306

Additional paid-in capital	400,306	399,282
Accumulated deficit	(433,688)	(409,300)
Accumulated other comprehensive gain (loss)	—	(10)
Common stock held in treasury, at cost; 289,732 shares	(3,952)	(3,952)

Total stockholders’ deficit	(37,028)	(13,674)

Total liabilities and stockholders’ deficit	$10,176	$19,481

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